EXHIBIT 5.1

June 20, 2025

Oblong, Inc.
110 16th Street, Suite 1400 - 1024
Denver, CO 80202

Re: Registration Statement on Form S-3 of Oblong, Inc.

Ladies and Gentlemen:

This letter is being furnished to you in connection with filing of the Registration Statement on Form S-3 (the “Registration Statement”) by Oblong, Inc., a Delaware corporation (the “Company”), on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale from time to time by the selling stockholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of an aggregate of up to 4,178,249 shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), issuable upon (i) the conversion of outstanding shares of the Company’s Series F convertible preferred stock, $0.0001 par value per share (the “Preferred Stock”), (ii) the conversion of shares of Preferred Stock acquired through the exercise of outstanding warrants to purchase Preferred Stock (the “Preferred Stock Warrants”), (iii) the exercise of outstanding warrants to purchase Common Stock (the “Common Stock Warrants”),  (iv) the exercise of outstanding pre-funded warrants to purchase Common Stock (the “Pre-Funded Warrants”), (v) the exercise of warrants to purchase Common Stock that the Company issued to Dawson James Securities, Inc. (the “Placement Agent”) and Joseph Reda (the “Placement Agent Warrants”), or (vi) the exercise of treasury agent warrants to purchase Common Stock that the Company issued to Brendan Sofer (the “Advisor”) as consideration for certain advisory services (the “Advisor Warrants”).

The Preferred Stock, the Preferred Stock Warrants and the Common Stock Warrants were sold pursuant to the Securities Purchase Agreement, dated as of March 30, 2023, between the Company and the purchasers named therein (the “2023 Securities Purchase Agreement”), the Pre-Funded Warrants were sold pursuant to the Securities Purchase Agreement, dated as of June 5, 2025, between the Company and the purchasers named therein (the “2025 Securities Purchase Agreement”), the Placement Agent Warrants were issued to the Placement Agent and Joseph Reda pursuant to the Letter Agreement, dated as of June 3, 2025, between the Company and the Placement Agent (the “Letter Agreement”), and the Advisor Warrants were issued to the Advisor pursuant to the Crypto Investment Advisory Agreement, dated as of June 5, 2025, between the Company and the Advisor (the “Crypto Investment Advisory Agreement”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. For purposes of this opinion letter, we have examined and relied as to factual matters upon information contained in originals or copies, certified or otherwise identified to our satisfaction, copies of the following documents:

(1)	the 2023 Securities Purchase Agreement;

(2)	the 2025 Securities Purchase Agreement;

(3)	the Crypto Investment Advisory Agreement;

(4)	the Certificate of Designations of the Preferred Stock, filed with the Secretary of State of the State of Delaware on March 31, 2023, as amended (the “Certificate of Designations”);

(5)	the Common Stock Warrants, as amended;

(6)	the Preferred Stock Warrants, as amended;

(7)	the Pre-Funded Warrants;

(8)	the Placement Agent Warrants;

(9)	the Advisor Warrants;

(10)	the Amended and Restated Certificate of Incorporation the Company, as amended, as certified by the Secretary of the State of Delaware and as in effect as of the date hereof; and

(11)	the Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company as in effect as of the date hereof.

We have also examined originals or copies of such other documents, certificates and records of the Company and public officials, and have examined such matters of law, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, and upon an examination of such questions of law as we have considered necessary or appropriate, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, it is our opinion that:

1.

 The shares of Common Stock issuable upon the conversion of the Preferred Stock pursuant to the Certificate of Designations, including Preferred Stock acquired through the exercise of the Preferred Stock Warrants, have been duly authorized and reserved for issuance and, when issued upon the conversion of the Preferred Stock in accordance with the terms set forth in the Certificate of Designations, will be validly issued, fully paid, and nonassessable.

2.

 The shares of Common Stock issuable upon exercise of the Common Stock Warrants have been duly authorized and reserved for issuance and, when issued upon the exercise of the Common Stock Warrants in accordance with the terms set forth in the Common Stock Warrants, will be validly issued, fully paid, and nonassessable.

3.

 The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants have been duly authorized and reserved for issuance and, when issued upon the exercise of the Pre-Funded Warrants in accordance with the terms set forth in the Pre-Funded Warrants, will be validly issued, fully paid, and nonassessable.

4.

 The shares of Common Stock issuable upon exercise of the Placement Agent Warrants have been duly authorized and reserved for issuance and, when issued upon the exercise of the Placement Agent Warrants in accordance with the terms set forth in the Placement Agent Warrants, will be validly issued, fully paid, and nonassessable.

5.

 The shares of Common Stock issuable upon exercise of the Advisor Warrants have been duly authorized and reserved for issuance and, when issued upon the exercise of the Advisor Warrants in accordance with the terms set forth in the Crypto Investment Advisory Agreement, will be validly issued, fully paid, and nonassessable.

For purposes of the opinions expressed herein, we have assumed that:

(1)        (a) the shares of Preferred Stock, (b) the Preferred Stock Warrants, (c) the Common Stock Warrants, (d) the Pre-Funded Warrants, (e) the Placement Agent Warrants, and (f) the Advisor Warrants were issued, sold and paid for under the Certificate of Designations, the 2023 Securities Purchase Agreement, the 2025 Securities Purchase Agreement, the Letter Agreement or the Crypto Investment Advisory Agreement, as applicable;

(2)       (a) the shares of Common Stock issuable upon the conversion of the Preferred Stock, including Preferred Stock acquired through the exercise of the Preferred Stock Warrants (pursuant to the terms of the Preferred Stock Warrants), are issued pursuant to the terms of the Certificate of Designations and are issued immediately after the conversion of the Preferred Stock, (b) the shares of Common Stock issuable upon exercise of the Common Stock Warrants are issued pursuant to the terms of the Common Stock Warrants and are issued immediately after the exercise of the Common Stock Warrants, (c) the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are issued pursuant to the terms of the Pre-Funded Warrants and are issued immediately after the exercise of the Pre-Funded Warrants, (d) the shares of Common Stock issuable upon exercise of the Placement Agent Warrants are issued pursuant to the terms of the Placement Agent Warrants and are issued immediately after the exercise of the Placement Agent Warrants, and (e) the shares of Common Stock issuable upon exercise of the Advisor Warrants are issued pursuant to the terms of the Crypto Investment Advisory Agreement and are issued immediately after the exercise of the Advisor Warrants;

(3)       with respect to the Preferred Shares, the Preferred Stock Warrants, the Common Stock Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, and the Advisor Warrants, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including these securities, of the Company may cause the Preferred Shares, the Preferred Stock Warrants, the Common Stock Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, and the Advisor Warrants to be convertible and exercisable, as the case may be, for more shares of Common Stock than the number that remain authorized but unissued;

(4)       the applicable conversion price or exercise price for the Preferred Shares, the Preferred Stock Warrants, the Common Stock Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, and the Advisor Warrants will not be adjusted to an amount below the par value per share of the Common Stock;

(5)       the stockholders of the Company have approved the issuance and sale of the Common Stock issuable upon conversion and exercise, respectively, of the Preferred Shares, the Common Stock Warrants, the Pre-Funded Warrants, the Placement Agent Warrants, and the Advisor Warrants; and

(6)       the holders of registration rights of the Company have provided waivers or consents to permit the registration contemplated by this opinion letter.

The opinions expressed herein are based solely upon the General Corporation Law of the State of Delaware, as currently in effect, and we express no opinion or view as to the effect or applicability of any other laws, statutes, rules, regulations or ordinances on the opinions expressed herein and we express no opinion with respect to choice of law or conflicts of law. The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts, or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP

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